Exhibit 99.02

ACM Research Expands Customer Base with Orders from
Two New Analog/Power IC Manufacturing Customers

FREMONT, California, Aug. 5, 2020 (GlobeNewswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer cleaning technologies for advanced semiconductor devices, today announced the receipt of purchase orders and final stage bidding activities for a total of $36 million from two new China-based customers that manufacture analog and power IC devices.

ACM will supply a range of semi-critical tools including the Ultra C s (Scrubber), the Ultra C s (Wet Etch), and the Ultra C b (Backside Cleaning) tools for ultra-thin wafers, Ultra wb (Auto Wet Bench), Ultra C SAPS-II and Ultra ECP map (Cu plating) tool. ACM expects to deliver the majority of these tools in the second half of 2020, with revenue recognition subject to qualification and acceptance, which are expected in 2021.

ACM’s President and Chief Executive Officer Dr. David Wang commented, “We are excited about our continued momentum and customer base expansion, with significant demand from two important new customers. We are committed to providing a range of proven cleaning solutions in a few dozen cleaning steps to enable increased production yields and manufacturing efficiency. These new orders are a testament to ACM’s technology leadership, and demonstrate growing confidence in our ability to deliver the mass production solutions demanded by the semiconductor industry.”

About ACM Research, Inc.
ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to such trademarks.

Forward-Looking Statements
Statements contained in the second sentence of the second paragraph of this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the intent, belief and current expectations with respect to the timing of ACM’s shipment of tools, ACM’s ability to obtain the qualification and acceptance of those tools required for ACM to recognize revenue from the sale of those tools, and the timing of any such revenue recognition. Such statements, which are expectations only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, ACM’s ability to manufacture and ship tools consistent with contractual conditions, the timing of recognizing revenue due to the timing of shipment and acceptance of the tools, and economic concerns, including the unpredictability of current markets resulting from the ongoing COVID-19 pandemic. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

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 Ralph Fong
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 ralph@blueshirtgroup.com

In China:	The Blueshirt Group Asia
 Gary Dvorchak, CFA
 +86 (138) 1079-1480
 gary@blueshirtgroup.com